Exhibit 10.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of October 28, 2022, is made and entered into by and among:

(a)            Perfect Corp., a Cayman Islands exempted company with limited liability (the “Company”);

(b)            Provident Acquisition Holdings Ltd., a Cayman Islands exempted company with limited liability (the “Sponsor”); and

(c)            certain shareholders of the Company, as set forth on Schedule A hereto (the “Legacy Equityholders” and, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.02 of this Agreement, a “Holder” and, collectively the “Holders”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

RECITALS

WHEREAS, Provident Acquisition Corp. (“PAQC”), the Company, Beauty Corp., a Cayman Islands exempted company with limited liability and a wholly-owned Subsidiary of the Company (“Merger Sub 1”), and Fashion Corp., a Cayman Islands exempted company with limited liability and a wholly owned Subsidiary of the Company (“Merger Sub 2”), entered into that certain Agreement and Plan of Merger, dated as of March 3, 2022, and that certain First Amendment to Agreement and Plan of Merger, dated as of September 16, 2022 (collectively, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub 1 will merge with and into PAQC, whereupon the separate existence of Merger Sub 1 will cease, and PAQC will continue its existence under the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) as a wholly owned Subsidiary of the Company (the “First Merger”);

WHEREAS, immediately following the consummation of the First Merger and as part of the same overall transaction, upon the terms and subject to the conditions in the Business Combination Agreement and in accordance with Part XVI of the Cayman Islands Companies Act, PAQC (as the surviving company of the First Merger) will merge with and into Merger Sub 2, whereupon the separate existence of PAQC will cease, and Merger Sub 2 will be the surviving company and continue its existence under the Cayman Islands Companies Act as a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, collectively, the “Mergers”);

WHEREAS, pursuant to the terms and provisions of the Business Combination Agreement, prior to the effective time of the Mergers, the Company will have undertaken the Recapitalization whereby, among other things, (a) the Pre-Recapitalization Company Shares of the Company held by the Legacy Equityholders will be recapitalized, repurchased and cancelled by the Company in exchange for the issuance of the Company Ordinary Shares, and (b) the Company will adopt an amended and restated memorandum and articles of association in substantially the form attached to the Business Combination Agreement as Annex A (the “Listing A&R AoA”);

WHEREAS, following the consummation of the Mergers, the Sponsor and the Legacy Equityholders will beneficially own the Company Ordinary Shares; and

WHEREAS, in anticipation of the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), the Company and the Holders desire to enter into this Agreement on the date hereof, to be effective upon the Closing, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined herein) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1
DEFINITIONS

Section 1.01.          Definitions. The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Action” shall mean any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, case, litigation, proceeding or investigation (whether civil, criminal, administrative or investigative) by or before any court or grand jury, any Governmental Authority or any arbitration or mediation tribunal.

“Adverse Disclosure” shall mean any public disclosure of material non-public information (including information with respect to a potential financing, acquisition, disposition, merger, reorganization or similar transaction), which disclosure, in the good faith judgment of the Chief Executive Officer of the Company or the Board, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Blackout Period” shall have the meaning given in Section 3.04(b).

“Block Trade” shall mean an offering and/or sale of Registrable Securities yielding aggregate gross proceeds in excess of $20 million by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the board of directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Cayman Islands Companies Act” shall have the meaning given in the Recitals hereto.

“Closing” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Demanding Holder” shall have the meaning given Section 2.01(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Filing Deadline” shall have the meaning given in Section 2.01(a).

“FINRA” shall mean the Financial Industry Regulatory Authority Inc.

“First Merger” shall have the meaning given in the Recitals hereto.

“Form F-1 Shelf” shall have the meaning given in Section 2.01(a).

“Form F-3 Shelf” shall have the meaning given in Section 2.01(a).

“Governmental Authority” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include FINRA and the Commission), governmental commission, department, board, bureau, agency or instrumentality, arbitral panel, court or tribunal, whether domestic, foreign, multinational, or supranational exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government and any executive official thereof.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Holder” and “Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Holder Information” shall have the meaning given in Section 4.01(b).

“Law” shall mean any applicable U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, income tax treaty, Governmental Order, requirement or rule of law (including common law) or other binding directives promulgated, issued, entered into or taken by any Governmental Authority.

“Legacy Equityholders” shall have the meaning given in the Preamble hereto.

“Listing A&R AoA” shall have the meaning given in the Recitals hereto.

“Lock-up Period” shall have the meaning given in the Lock-Up Agreement.

“Maximum Number of Securities” shall have the meaning given in Section 2.01(d) .

“Merger Sub 1” shall have the meaning given in the Recitals hereto.

“Merger Sub 2” shall have the meaning given in the Recitals hereto.

“Mergers” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.01(c).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in Section 2.01(f).

“Other Coordinated Offering” shall have the meaning given in Section 2.04(a) .

“PAQC” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period pursuant to the Listing A&R AoA and the Lock-Up Agreement to which such Holder is a party.

“Piggyback Registration” shall have the meaning given in Section 2.02(a).

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding Company Class A Ordinary Share held by a Holder immediately following the Closing (including any Company Class A Ordinary Shares issued in connection with the Recapitalization, or issued or issuable in connection with the Mergers pursuant to the terms of the Business Combination Agreement), (b) any Company Class A Ordinary Share issued or issuable upon the conversion or exchange of any other class of equity security of the Company following the Closing in accordance with the Listing A&R AoA, (c) any Company Class A Ordinary Shares that may be acquired by Holders upon the exercise of a Company Warrant or other right to acquire Company Class A Ordinary Shares held by a Holder immediately following the Closing, (d) any Company Class A Ordinary Shares or Company Warrants held by the Sponsor to purchase Company Class A Ordinary Shares (including any Company Class A Ordinary Shares issued or issuable upon the exercise of any such Company Warrant held by the Sponsor) otherwise acquired or owned by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, (e) any Earnout Promote Shares (as defined in the Sponsor Letter Agreement) and Shareholder Earnout Shares issued or issuable to a Holder at and following the Closing, and (f) any other Company Class A Ordinary Shares issued or issuable with respect to any securities referenced in clause (a), (b), (c), (d) or (e) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such security shall cease to be a Registrable Security upon the earliest to occur of: (a) the transfer of such security by a Holder to any Person other than (i) an Affiliate of such Holder, (ii) a lender pursuant to a bona fide pledge of such Registrable Securities or (iii) another Holder or an Affiliate of such other Holder; (b) the time at which such security ceases to be outstanding; (c) upon the sale of such security to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; and (d) the time at which such security becomes eligible for sale without restriction under Rule 144.

“Registration” shall mean a registration effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)            all registration and filing fees (including fees with respect to filings required to be made with FINRA and any national securities exchange on which the Company Class A Ordinary Shares are then listed);

(b)            fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)            printing, messenger, telephone and delivery expenses;

(d)            reasonable fees and disbursements of counsel for the Company;

(e)            reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f)            reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the securities requested to be registered by the Demanding Holders in a Shelf Registration (including any Subsequent Shelf Registration), an Underwritten Offering or a Underwritten Shelf Takedown, as the case may be (not to exceed $50,000 without the consent of the Company).

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.01(d).

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

“SEC Guidance” shall have the meaning given in Section 2.01(f).

“Second Merger” shall have the meaning given in the Recitals hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor” shall have the meaning given in the Preamble hereto.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.01(b) .

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.01(c).

“Withdrawal Notice” shall have the meaning given in Section 2.01(e).

Article 2
REGISTRATIONS AND OFFERINGS

Section 2.01.          Shelf Registration.

(a)            Filing. The Company shall file, as soon as practicable but no later than thirty (30) calendar days following the Closing Date (the “Filing Deadline”), a Registration Statement for a Shelf Registration on Form F-1 or Form S-1, as applicable (the “Form F-1 Shelf”) or, if the Company is eligible to use a Registration Statement on Form F-3 or Form S-3, a Shelf Registration on Form F-3 or Form S-3, as applicable (the “Form F-3 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof but no later than the earlier of the (i) ninetieth (90th) calendar day (or one hundred and twentieth (120th) calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or subject to further review; provided, however, that the Company’s obligations to include the Registrable Securities held by a Holder in the Shelf are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use Form F-3.

(b)            Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.04, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date), and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form F-3 or Form S-3, as applicable, to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

(c)            Requests for Underwritten Shelf Takedowns. At any time and from time to time when an effective Shelf is on file with the Commission, any Holder (being, in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or Other Coordinated Offering that is registered pursuant to the Shelf, including a Block Trade (each, an “Underwritten Shelf Takedown”); provided, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by all Holders selling any Registrable Securities in such offering with a total offering price reasonably expected to exceed, in the aggregate, $30 million (the “Minimum Takedown Threshold”); and under no circumstances shall the Company be obligated to effect more than an aggregate of three Underwritten Shelf Takedowns in any calendar year. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least ten (10) business days prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). Such Demanding Holders shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Shelf Takedown.

(d)            Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holder and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder and the Requesting Holders (if any) desire to sell, taken together with all other Company Class A Ordinary Shares or other equity securities that the Company desires to sell and all other Company Class A Ordinary Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Company Class A Ordinary Shares or other equity securities proposed to be sold by the Company or by other holders of any Company Class A Ordinary Shares or other equity securities, the Registrable Securities of the Demanding Holder and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that such Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holder and Requesting Holders (if any) have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

(e)            Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, the Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Underwritten Shelf Takedown, and such Underwritten Shelf Takedown shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.01(c) hereof; provided that the Requesting Holders (if any) may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 2.01(e).

(f)            New Registration Statement. Notwithstanding the registration obligations set forth in this Section 2.01, in the event the Commission informs the Company that the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (ii) withdraw the Shelf Registration and file a new registration statement (a “New Registration Statement”), on Form F-3 or if Form F-3 is not then available to the Company for such registration statement, on such other form available to register for resale of the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (“SEC Guidance”), including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company advocated with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Shelf Registration or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement.

(g)            Effective Registration. Notwithstanding the provisions of Section 2.01(c) above or any other part of this Agreement, a Registration shall not count as a Registration unless and until (i) the Registration Statement has been declared effective by the Commission, and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that, if after such Registration Statement has been declared effective, an offering of Registrable Securities is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (x) such stop order or injunction is removed, rescinded or otherwise terminated, and (y) a majority-in-interest of the Demanding Holders initiating such Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Shelf Registration becomes effective or is subsequently terminated.

Section 2.02.          Piggyback Registration.

(a)            Piggyback Rights. Subject to Section 2.04(c), if the Company or any shareholder of the Company proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.01 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form F-4 or Form S-4 (or other similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, or (v) for a rights offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.02(b), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.02(a) to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b)            Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Company Class A Ordinary Shares or other equity securities that the Company desires to sell, taken together with (i) the Company Class A Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.02(a) hereof, and (iii) the Company Class A Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(i)            if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Company Class A Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.02(a), pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Class A Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder;

(ii)            if the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Company Class A Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.02(a), pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Class A Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Company Class A Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; and

(iii)            if the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.01 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.01(d).

(c)            Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than the Demanding Holder, whose right to withdrawal from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.01(e)) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.01(e)), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.02(c).

(d)            Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.01(e), any Piggyback Registration effected pursuant to Section 2.02 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.01(c) hereof.

Section 2.03.          Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), each Holder given an opportunity to participate in the Underwritten Offering pursuant to the terms of this Agreement agrees that it shall not initiate a new Transfer of any Company Class A Ordinary Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 90-day period beginning on the date of pricing of such offering or such shorter period during which the Company agrees not to conduct an underwritten primary offering of any Company Class A Ordinary Shares, except (a) in the event the Underwriters managing the offering otherwise agree by written consent and (b) Rule 10b5-1 trading plans (or similar plan) established or in effect prior to such 90-day period. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). If any Company Shareholder or the Sponsor or any of its affiliates enters into an agreement relating to the subject matter set forth in this section on terms and conditions that are less restrictive than those agreed to herein (or such terms and conditions are subsequently relaxed including as a result of a modification, waiver, amendment, or written consent of the Company Board), then the less restrictive or relaxed terms and conditions shall apply to each Company Shareholder and the Sponsor.

Section 2.04.          Block Trades; Other Coordinated Offerings.

(a)            Notwithstanding any other provision of Article 2, but subject to Sections 2.03 and 3.04, at any time and from time to time when an effective Shelf is on file with the Commission and effective, if a Demanding Holder wishes to engage in (i) a Block Trade or (ii) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case with a total offering price reasonably expected to exceed, in aggregate, the lesser of (A) $10 million and (B) all remaining Registrable Securities held by the Demanding Holder, then notwithstanding the time period provided for in Section 2.01(c), such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters or placement agents or sales agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering and any related due diligence and comfort procedures, in accordance with Sections 3.01(k) and 3.01(l).

(b)            Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters or placement agents or sales agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.04(b).

(c)            Any Registration effected pursuant to this Section 2.04 shall be deemed an Underwritten Shelf Takedown and within the cap on Underwritten Shelf Takedowns provided in Section 2.01(c). Notwithstanding anything to the contrary in this Agreement, Section 2.02 hereof shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

(d)            The Company shall have the right to consent to the Underwriters and any sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks), which consent will not be unreasonably withheld, conditioned or delayed.

Article 3
COMPANY PROCEDURES

Section 3.01.          General Procedures. In connection with any Shelf and/or Underwritten Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a)            prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

(b)            prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c)            prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d)            prior to any public offering of Registrable Securities (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e)            cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

(f)            provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g)            advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h)            at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein), furnish a copy thereof to each seller of such Registrable Securities or its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statements or Prospectus;

(i)            notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.04 hereof;

(j)            permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense (except as otherwise set forth herein) in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k)            obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, Block Trade or Other Coordinated Offering that is registered pursuant to a Registration Statement, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(l)            on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent(s) or sales agent(s), if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, the placement agent(s), sales agent(s), or Underwriter(s) may reasonably request and as are customarily included in such opinions;

(m)            in the event of any Underwritten Offering or Other Coordinated Offering that is registered pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter(s), sales agent(s) or placement agent(s) of such offering;

(n)            make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

(o)            if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $30 million with respect to an Underwritten Offering pursuant to Section 2.01(c) use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in such Underwritten Offering;

(p)            otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration; and

(q)            upon request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Company Class A Ordinary Shares restricting further transfer (or any similar restriction in book entry positions of such Holder) if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold on a Registration Statement, (ii) request the Company’s transfer agent to issue in lieu thereof Company Class A Ordinary Shares without such restrictions to the Holder upon, as applicable, surrender of any stock certificates evidencing such Company Class A Ordinary Shares, or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s Company Class A Ordinary Shares transferred into a book-entry position at The Depository Trust Company, in each case, subject to delivery of customary documentation, including any documentation required by such restrictive legend or book-entry notation.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or Other Coordinated Offering that is registered pursuant to a Registration Statement.

Section 3.02.          Registration Expenses. All Registration Expenses shall be borne by the Company. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

Section 3.03.          Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering or Other Coordinated Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.03 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.04.          Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

(a)            Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

(b)            If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require the Company to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (iii) in the good faith judgment of the majority of the Board, be materially detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose (any such period, a “Blackout Period”). In the event the Company exercises its rights under this Section 3.04(b), the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of the Blackout Period during which it exercised its rights under this Section 3.04(b).

(c)            (i) During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf, or (ii) if, pursuant to Section 2.01(c), Holders have requested an Underwritten Shelf Takedown and the Company and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.01(c) or Section 2.04.

(d)            The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.04(b) or a registered offering pursuant to Section 3.04(c) shall be exercised by the Company, in the aggregate, for not more than 30 consecutive calendar days and not more than once during any 12-month period.

Section 3.05.          Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.05. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the Company Class A Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article 4
INDEMNIFICATION AND CONTRIBUTION

Section 4.01.          Indemnification.

(a)            The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein.

(b)            In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)            Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)            The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

(e)            If the indemnification provided under Section 4.01 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.01(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.01(a), 4.01(b) and 4.01(c) above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.01(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.01(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.01(e) from any person who was not guilty of such fraudulent misrepresentation.

Article 5
MISCELLANEOUS

Section 5.01.          Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, or (b) when delivered by FedEx or other internationally recognized overnight delivery service, in each case with a copy sent by e-mail to such Holder. Any notice or communication under this Agreement must be addressed, if to the Company, to 14F., No. 98, Minquan Rd., Xindian District, New Taipei City, Taiwan (Attn: Alice Chang), with a copy (which will not constitute notice) to Sullivan & Cromwell (Hong Kong) LLP, 20th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong, Attn: Ching-Yang Lin, and if to any Holder, at such Holder’s address and e-mail address as set forth in the Company’s books and records. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the Company notice in the manner herein set forth.

Section 5.02.          Assignment; No Third Party Beneficiaries.

(a)            This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b)            A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to any Permitted Transferees to whom it transfers Registrable Securities; provided that such Registrable Securities remain Registrable Securities following such transfer and such Permitted Transferee agrees to become bound by the terms and provisions of this Agreement.

(c)            No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.01 hereof, and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

(d)            Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 5.02 shall be null and void, ab initio.

(e)            This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.02 hereof.

Section 5.03.          Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 5.04.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement, and such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 5.05.          Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under Applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under Applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby (including the Mergers) are consummated as originally contemplated to the greatest extent possible.

Section 5.06.          Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

Section 5.07.          Jurisdiction. Subject to Section 5.08, any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be settled by arbitration to be held in Hong Kong, which shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. There shall be three (3) arbitrators, among which one (1) shall be appointed by the claimant, one (1) appointed by the respondent and one (1) appointed by the Secretary General of the HKIAC. The arbitration shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

Section 5.08.          Remedies. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) such parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages and without posting a bond, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.08 shall not be required to provide any bond or other security in connection with any such injunction.

Section 5.09.          Amendments and Modifications. Upon the written consent of (a) the Company, (b) Sponsor, and (c) the Holders holding a majority of the voting power of the then-outstanding Registrable Securities then held by all Holders in the aggregate, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that in the event any such waiver, amendment or modification would be disproportionate and adverse in any material respect to the material rights or obligations hereunder of a Holder, the written consent of such Holder will also be required. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 5.10.          Termination of Existing Registration Rights. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Holders with respect to any shares or securities of PAQC or the Company granted under any other agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.

Section 5.11.          Other Registration Rights. Other than as provided in the PIPE Subscription Agreements, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. For so long as any Holders hold, in the aggregate, at least five percent (5%) of the then outstanding Company Class A Ordinary Shares, the Company will not grant any person or entity with any registration rights with respect to the capital stock of the Company that are senior to the rights of the Holders as set forth in this Agreement in any material respect.

Section 5.12.          Term. This Agreement shall be effective from and after the Closing Date and shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.05 and Article 4 shall survive any termination.

Section 5.13.          Holder Information. Each Holder agrees, if requested in writing, to represent to the Company or such other requesting Holder the total number of Registrable Securities held by such Holder in order for the Company or a requesting Holder to make determinations hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Perfect Corp.

By:	/s/ Alice H. Chang
Name: Alice H. Chang
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SPONSOR:

Provident Acquisition Holdings Ltd.

By:	/s/ Michael Aw Soon Beng
Name: Michael Aw Soon Beng
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

CCV FUND I LP

By:	/s/ Zhou Wei
Name: Zhou Wei
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

CyberLink International Technology Corp.

By:	/s/ Jau-Hsiung Huang
Name: Jau-Hsiung Huang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

DVDonet.com. Inc.

By:	/s/ Sun, Liang-Chu
Name: Sun, Liang-Chu
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

Extol Capital LP

By:	/s/ Alex Ok
Name: Alex Ok
Title: General Partner

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

Goldman Sachs Asia Strategic II Pte. Ltd.

By:	/s/ Tan Ching Chek
Name: Tan Ching Chek
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

LMRN, L.P.

By:	/s/ Leonard Kleinrock
Name: Leonard Kleinrock
Title: General Partner

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

Ningbo New Summit Private Equity Fund I L.P. 宁波创世一期股权投资基金合伙企业(有限合伙)

By:	/s/ Zhou Wei
Name: Zhou Wei
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

MC Investment Asset Holdings LLC

By:	/s/ Steve Hwang
Name: Steve Hwang
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

StoneBridge 2020 Offshore Holdings II, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C., its general partner

By:	/s/ William Y. Eng
Name: William Y. Eng
Title: Vice President

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

StoneBridge 2020, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C., its general partner

By:	/s/ William Y. Eng
Name: William Y. Eng
Title: Vice President

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

Taobao China Holding Limited

By:	/s/ Lei Jin
Name: Lei Jin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

The Kleinrock 1990 Trust

By:	/s/ Leonard Kleinrock
Name: Leonard Kleinrock
Title: Trustee

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

World Speed Company Limited

By:	/s/ Sun, Liang-Chu
Name: Sun, Liang-Chu
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

Yuanta Asia Investment (Hong Kong) Limited

By:	/s/ Yu, Hsiao-Tsui
Name: Yu, Hsiao-Tsui
Title: President

[Signature Page to Registration Rights Agreement]

Schedule A

Legacy Equityholders

1.	CCV FUND I LP

2.	CyberLink International Technology Corp.

3.	DVDonet.com. Inc.

4.	Extol Capital LP

5.	Goldman Sachs Asia Strategic II Pte. Ltd.

6.	LMRN, L.P.

7.	Ningbo New Summit Private Equity Fund I L.P.

8.	MC Investment Asset Holdings LLC

9.	StoneBridge 2020 Offshore Holdings II, L.P.

10.	StoneBridge 2020, L.P.

11.	Taobao China Holding Limited

12.	The Kleinrock 1990 Trust

13.	World Speed Company Limited

14.	Yuanta Asia Investment (Hong Kong) Limited

A-1